Exhibit 4.3



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                               GUARANTEE AGREEMENT



                                     between



                               FIRST BANKS, INC.,
                                  As Guarantor,



                                       and



                            WILMINGTON TRUST COMPANY,
                              As Guarantee Trustee



                          Dated as of February 23, 2007






                         FIRST BANK STATUTORY TRUST VIII







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



                                          TABLE OF CONTENTS




ARTICLE I        INTERPRETATION AND DEFINITIONS.................................................2
SECTION 1.1      Interpretation.................................................................2
SECTION 1.2      Definitions....................................................................2

ARTICLE II       REPORTS........................................................................6
SECTION 2.1      List of Holders................................................................6
SECTION 2.2      Periodic Reports to the Guarantee Trustee......................................6
SECTION 2.3      Event of Default; Waiver.......................................................6
SECTION 2.4      Event of Default; Notice.......................................................7

ARTICLE III      POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE.............................7
SECTION 3.1      Powers and Duties of the Guarantee Trustee.....................................7
SECTION 3.2      Certain Rights of the Guarantee Trustee........................................8
SECTION 3.3      Compensation..................................................................10
SECTION 3.4      Indemnity.....................................................................10
SECTION 3.5      Securities....................................................................11

ARTICLE IV       GUARANTEE TRUSTEE.............................................................11
SECTION 4.1      Guarantee Trustee; Eligibility................................................11
SECTION 4.2      Appointment, Removal and Resignation of the Guarantee Trustee.................12

ARTICLE V        GUARANTEE.....................................................................12
SECTION 5.1      Guarantee.....................................................................12
SECTION 5.2      Waiver of Notice and Demand...................................................13
SECTION 5.3      Obligations Not Affected......................................................13
SECTION 5.4      Rights of Holders.............................................................14
SECTION 5.5      Guarantee of Payment..........................................................14
SECTION 5.6      Subrogation...................................................................14
SECTION 5.7      Independent Obligations.......................................................15
SECTION 5.8      Enforcement...................................................................15

ARTICLE VI       COVENANTS AND SUBORDINATION...................................................15
SECTION 6.1      Dividends, Distributions and Payments.........................................15
SECTION 6.2      Subordination.................................................................16
SECTION 6.3      Pari Passu Guarantees.........................................................16

ARTICLE VII      TERMINATION...................................................................17
SECTION 7.1      Termination...................................................................17

ARTICLE VIII     MISCELLANEOUS.................................................................17
SECTION 8.1      Successors and Assigns........................................................17
SECTION 8.2      Amendments....................................................................17
SECTION 8.3      Notices.......................................................................17
SECTION 8.4      Benefit.......................................................................19
SECTION 8.5      Governing Law.................................................................19
SECTION 8.6      Submission to Jurisdiction....................................................19
SECTION 8.7      Counterparts; Facsimile.......................................................19


          GUARANTEE AGREEMENT, dated as of February 23, 2007, executed and delivered by FIRST BANKS, INC., a Missouri corporation (the "Guarantor") having its principal office at 135 N. Meramec, Clayton, Missouri 63105, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of First Bank Statutory Trust VIII, a Delaware statutory trust (the "Issuer").

                              W I T N E S S E T H :

          WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of the date hereof (the "Trust Agreement"), among the Guarantor, as Depositor, the Property Trustee, the Delaware Trustee and the Administrative Trustees named therein and the holders from time to time of the Preferred Securities (as hereinafter defined), the Issuer is issuing $25,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its Floating Rate Preferred
Securities (Liquidation Amount $1,000 per preferred security) (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

          WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined below), will be used to purchase the Notes (as defined in the Trust Agreement) of the Guarantor; and

          WHEREAS, as incentive for the Holders to purchase Preferred Securities the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement to provide as follows for the benefit of the Holders from time to time of the Preferred Securities:

                                   ARTICLE I


                         INTERPRETATION AND DEFINITIONS

          SECTION 1.1 Interpretation.

          In this Guarantee Agreement, unless the context otherwise requires:

               (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.2;
                     -----------

               (b) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

               (c)  all  references  to  "the  Guarantee   Agreement"  or  "this
          Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

               (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

               (e) the words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision;

               (f) a reference to the singular includes the plural and vice versa; and

               (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

          SECTION 1.2 Definitions.

          As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, that the Issuer shall not be deemed to be an Affiliate of the Guarantor. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Beneficiaries" means any Person to whom the Issuer is or hereafter becomes indebted or liable.

               "Board of Directors" means either the board of directors of the Guarantor or any duly authorized committee of that board.

               "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

               "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred, and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Guarantee Agreement or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options, swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and
          (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).

               "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, that except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default from the Guarantee Trustee and shall not have cured such default within thirty
          (30) days after receipt of such notice.

               "Guarantee    Payments"   means   the   following   payments   or
          distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the
          Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the Redemption Price (as defined in the Trust Agreement) with respect to any Preferred Securities to the extent the Issuer shall have funds on hand available therefor at such time, and
          (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer, unless Notes are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount of $1,000 per Preferred Security plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent that the Issuer shall have funds available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law (in either case, the "Liquidation Distribution").

               "Guarantee Trustee" means Wilmington Trust Company in its capacity as trustee hereunder, until a Successor Guarantee Trustee, as defined below, has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

               "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

               "Indenture" means the Junior Subordinated Indenture, dated as of the date hereof, as supplemented and amended, between the Guarantor and Wilmington Trust Company, as trustee.

               "List of Holders" has the meaning specified in Section 2.1.

               "Majority in Liquidation Amount of the Preferred Securities" means a vote by the Holder(s), voting separately as a class, of more than fifty percent (50%) of the aggregate Liquidation Amount of all then outstanding Preferred Securities issued by the Issuer.

               "Obligations" means any costs, expenses or liabilities (but not including liabilities related to taxes) of the Issuer, other than obligations of the Issuer to pay to holders of any Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities.

               "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, Chief Financial Officer, President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement (other than the certificate provided pursuant to Section 2.4) shall include:

               (a)  a  statement   that  each  officer   signing  the  Officers'
          Certificate has read the covenant or condition and the definitions relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

               (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

               "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof or any other entity of whatever nature.

               "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Financial Services Officer or Assistant Financial Services Officer or any other officer in the Corporate Trust Office of the Guarantee Trustee with direct responsibility for the administration of this Guarantee Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

               "Senior Debt" means the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor whether or not such claim for post-petition interest is allowed in such proceeding) all Debt of the Guarantor, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are not superior in right of payment to the Preferred Securities; provided, however, that if the Guarantor is subject to the regulation and supervision of an "appropriate Federal banking agency" within the meaning of 12 U.S.C. 1813(q), the Guarantor shall have received the approval of such appropriate Federal banking agency prior to issuing any such obligation if not otherwise generally approved; provided further, that Senior Debt shall not include any other debt securities, and guarantees in respect of such debt securities, issued to any trust other than the Issuer (or a trustee of such trust), partnership or other entity affiliated with the Guarantor that is a financing vehicle of the Guarantor (a "financing entity"), in connection with the issuance by such financing entity of equity securities or other securities that are treated as equity capital for regulatory capital purposes guaranteed by the Guarantor pursuant to an instrument that ranks pari passu with or junior in right of payment to this Guarantee Agreement, including, without limitation, securities issued by First Preferred Capital Trust IV, First Bank Capital Trust, First Bank Statutory Trust, First Bank Statutory Trust II, First Bank Statutory Trust III, First Bank Statutory Trust IV, First Bank Statutory Trust V, First Bank Statutory Trust VI and First Bank Statutory Trust VII.

               "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under
          Section 4.1.

               "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Guarantee Agreement.

Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

                                   ARTICLE II

                                    REPORTS

          SECTION 2.1 List of Holders.

          The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee at such times as the Guarantee Trustee may request in writing, within thirty (30) days after the receipt by the Guarantor of any such request, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (the "List of Holders") as of a date not more than fifteen (15) days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          SECTION 2.2 Periodic Reports to the Guarantee Trustee.

          The Guarantor shall deliver to the Guarantee Trustee, within one hundred and twenty (120) days after the end of each fiscal year of the Guarantor ending after the date of this Guarantee Agreement, an Officers' Certificate covering the preceding fiscal year, stating whether or not to the knowledge of the signers thereof the Guarantor is in default in the performance or observance of any of the terms or provisions or any of the conditions of this Guarantee Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, if the Guarantor shall be in default thereof, specifying all such defaults and the nature and status thereof of which they have knowledge.

          SECTION 2.3 Event of Default; Waiver.

          The Holders of a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

          SECTION 2.4 Event of Default; Notice.

               (a) The Guarantee Trustee shall, within ninety (90) days after the occurrence of a default, transmit to the Holders notices of all defaults actually known to the Guarantee Trustee, unless such defaults have been cured or waived before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determine that the withholding of such notice is in the interests of the Holders. For the purpose of this Section 2.4, the term "default" means any event that
                          -----------
          is, or after notice or lapse of time or both would become, an Event of Default.

               (b) The Guarantee Trustee shall not be deemed to have knowledge of any default or Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have received written notice, of such default or Event of Default from the Guarantor or a Holder.

                                  ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

          SECTION 3.1 Powers and Duties of the Guarantee Trustee.

               (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising its rights pursuant to Section 5.4(d) or to a Successor Guarantee Trustee upon acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

               (b) The rights, immunities, duties and responsibilities of the Guarantee Trustee shall be as provided by this Guarantee Agreement and there shall be no other duties or obligations, express or implied, of the Guarantee Trustee. Notwithstanding the foregoing, no provisions of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of this Section 3.1. To the extent that, at law or in
                               ------------
          equity, the Guarantee Trustee has duties and liabilities relating to the Guarantor or the Holders, the Guarantee Trustee shall not be liable to any Holder for the Guarantee Trustee's good faith reliance on the provisions of this Guarantee Agreement. The provisions of this Guarantee Agreement, to the extent that they restrict the duties and liabilities of the Guarantee Trustee otherwise existing at law or in equity, are agreed by the Guarantor and the Holders to replace such other duties and liabilities of the Guarantee Trustee.

               (c) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, negligent failure to act or own willful misconduct, except that:

                    (i) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that such Responsible Officer of the Guarantee Trustee or the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made; and

                    (ii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement.

          SECTION 3.2 Certain Rights of the Guarantee Trustee.

               (a)  Subject to the provisions of Section 3.1:
                                                 -----------

                    (i) the Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                    (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein;

                    (iii)  the Guarantee Trustee may consult with  counsel,  and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon and in accordance with such advice. Such counsel may be counsel to the Guarantee Trustee, the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                    (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that, nothing contained  in this Section  3.2(a)(iv)  shall be taken to relieve
                                           ----------
               the  Guarantee  Trustee,  upon  the  occurrence  of an  Event  of
               Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement;

                    (v) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                    (vi) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

                    (vii) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be protected in acting in accordance with such instructions;

                    (viii) except  as   otherwise  expressly  provided  by  this
               Guarantee Agreement, the Guarantee Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Guarantee Agreement;

                    (ix) whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor; and

                    (x) the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument or other writing (or any rerecording, refiling or reregistration thereof).

              (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

          SECTION 3.3 Compensation.

          The Guarantor agrees to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust) in accordance with the terms of the Fee Agreement, dated as of February 23, 2007, by and between the Guarantee Trustee and the Guarantor and to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances (including the reasonable fees and expenses of its attorneys and agents) incurred or made by the Guarantee Trustee in accordance with any provisions of this Guarantee Agreement.

          SECTION 3.4 Indemnity.

          The Guarantor agrees to indemnify and hold harmless the Guarantee Trustee (including in its individual capacity) and any of its Affiliates and any of their officers, directors, shareholders, employees, representatives or agents from and against any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to Section 3.3), penalty,
                                                        ------------
expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Guarantee Trustee.

          In no event shall the Guarantee Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Guarantee Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          In no event shall the Guarantee Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (declared or undeclared), terrorism, fire, riot, embargo or government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Guarantee Agreement.

          SECTION 3.5 Securities.

          The Guarantee Trustee or any other agent of the Guarantee Trustee, in its individual or any other capacity, may become the owner or pledgee of Common or Preferred Securities.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

          SECTION 4.1 Guarantee Trustee; Eligibility.

               (a) There shall at all times be a Guarantee Trustee which shall:

                    (i)   not be an Affiliate of the Guarantor; and

                    (ii) be a corporation organized and doing business under the laws of the United States or of any State thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars ($50,000,000), subject to supervision or examination by Federal or State authority and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 4.1, the
                                                               -----------
               combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall
                                   --------------
          immediately  resign  in the  manner  and  with the  effect  set out in
          Section 4.2(c).
          --------------

               (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee shall either eliminate such interest or resign in the manner and with the effect set out in
          Section 4.2(c).
          --------------

          SECTION 4.2 Appointment, Removal and Resignation of the Guarantee Trustee.

               (a)  Subject to Section  4.2(b),  the  Guarantee  Trustee  may be
                               ---------------
          appointed or removed without cause at any time by the Guarantor, except during an Event of Default.

               (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

               (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

               (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within thirty
                                                       -----------
          (30) days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                   ARTICLE V

                                   GUARANTEE

          SECTION 5.1 Guarantee.

               (a) The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense (except for the defense of payment by the Issuer), right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment to the Holders hereunder.

               (b) The Guarantor hereby also agrees to assume any and all Obligations of the Issuer, and, in the event any such Obligation is not so assumed, subject to the terms and conditions hereof, the Guarantor hereby irrevocably and unconditionally guarantees to each Beneficiary the full payment, when and as due, of any and all Obligations to such Beneficiaries. This Guarantee is intended to be for the Beneficiaries who have received notice hereof.

          SECTION 5.2 Waiver of Notice and Demand.

          The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.3 Obligations Not Affected.

          The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

               (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Notes as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

               (c)  any  failure, omission, delay  or  lack  of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

               (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

               (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

               (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this  Section 5.3 that the  obligations  of the
                                       -----------
          Guarantor  hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION 5.4 Rights of Holders.

          The Guarantor expressly acknowledges that: (a) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (b) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (c) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (d) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

          SECTION 5.5 Guarantee of Payment.

          This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Notes to Holders as provided in the Trust Agreement.

          SECTION 5.6 Subrogation.

          The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, that, the Guarantor
                                   -----------
shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

          SECTION 5.7 Independent Obligations.

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3.
                               -----------

          SECTION 5.8 Enforcement.

         A Beneficiary may enforce the Obligations of the Guarantor contained in
Section 5.1(b) directly  against the  Guarantor, and  the Guarantor  waives  any
--------------
right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Guarantor.

                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

          SECTION 6.1 Dividends, Distributions and Payments.

          So long as any Preferred Securities remain outstanding, if there shall have occurred and be continuing an Event of Default or the Guarantor shall have entered into an Extension Period as provided for in the Indenture and such period, or any extension thereof, shall have commenced and be continuing, then the Guarantor may not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's Equity Interests (as defined in the Indenture), (b) vote in favor of or permit or otherwise allow any of its Subsidiaries (as defined in the Indenture) to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any of such Subsidiary's Equity Interests entitling the holders thereof to a stated rate of return other than dividends or distributions on Equity Interests payable to the Guarantor or any Subsidiary thereof (for the avoidance of doubt, whether such Equity Interests are perpetual or otherwise), or (c) make any payment of principal of or any interest or premium on or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu in all respects with or junior in interest to the junior subordinated notes issued by the Guarantor pursuant to the Indenture (other than (i) repurchases, redemptions or other acquisitions of Equity Interests of the Guarantor in connection with
(1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase or similar plan with respect to any Equity Interests or (3) the issuance of Equity Interests of the Guarantor (or securities convertible into or exercisable for such Equity Interests) as consideration in an acquisition transaction entered into prior to the occurrence of such Event of Default or the applicable Extension Period, (ii) as a result of an exchange or conversion of any class or series of the Guarantor's Equity Interests (or any Equity Interests of a Subsidiary of the Guarantor) for any class or series of the Guarantor's Equity Interests or any class of series of the Guarantor's indebtedness for any class or series of the Guarantor's Equity Interests, (iii) the purchase of fractional interests in Equity Interests of the Guarantor pursuant to the conversion or exchange provisions of such Equity Interests or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any rights plan, the issuance of rights, Equity Interests or other property under any rights plan or the redemption or repurchase of rights pursuant thereto, or (v) any dividend in the form of Equity Interests, warrants, options or other rights where the dividend Equity Interests or the Equity Interests issuable upon exercise of such warrants, options or other rights are the same Equity Interests as those on which the dividend is being paid or rank pari passu with or junior to such Equity Interests).

          SECTION 6.2 Subordination.

          The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor.

          SECTION 6.3 Pari Passu Guarantees.

               (a) The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under any similar guarantee agreements issued by the Guarantor with respect to preferred securities (if any) similar to the Preferred Securities, issued by trusts other than the Issuer established or to be established by the Guarantor (if any), in each case similar to the Issuer, including, without limitation, the guarantee agreements issued by the Guarantor with respect to the preferred securities issued by First Preferred Capital Trust IV, First Bank Capital Trust, First Bank Statutory Trust, First Bank Statutory Trust II, First Bank Statutory Trust III, First Bank Statutory Trust IV, First Bank Statutory Trust V, First Bank Statutory Trust VI and First Bank Statutory Trust VII.

               (b) The right of the Guarantor to participate in any distribution of assets of any of its subsidiaries upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantor's obligations under this Guarantee will be effectively subordinated to all existing and future liabilities of the Guarantor's subsidiaries, and claimants should look only to the assets of the Guarantor for payments hereunder. This Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including Senior Debt of the Guarantor, under any indenture or agreement that the Guarantor may enter into in the future or otherwise.

                                  ARTICLE VII

                                  TERMINATION

          SECTION 7.1 Termination.

          This Guarantee Agreement shall terminate and be of no further force and effect upon (a) full payment of the Redemption Price of all Preferred Securities, (b) the distribution of Notes to the Holders in exchange for all of the Preferred Securities or (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement. The obligations of the Guarantor under Sections 3.3
                                                                    ------------
and 3.4 shall survive any such termination or the resignation and removal of the
    ---
Guarantee Trustee.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.1 Successors and Assigns.

          All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its rights or delegate its obligations hereunder without the prior approval of the Holders of a Majority in Liquidation Amount of the Preferred Securities.

          SECTION 8.2 Amendments.

          Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Guarantor, the Guarantee Trustee and the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings or consents of the Holders shall apply to the giving of such approval.

          SECTION 8.3 Notices.

          Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

               (a) if given to the Guarantor, to the address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give by notice to the Guarantee Trustee and the Holders:

                           First Banks, Inc.
                           M1-199-015
                           600 James S. McDonnell Blvd.
                           Hazelwood, MO 63042
                           Facsimile No.: (314) 592-6621
                           Attention: General Counsel

               (b) if given to the Issuer, at the Issuer's address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Issuer may give by notice to the Guarantee Trustee and the Holders:

                           First Bank Statutory Trust VIII
                           c/o First Banks, Inc.
                           M1-199-015
                           600 James S. McDonnell Blvd.
                           Hazelwood, MO 63042
                           Facsimile No.: (314) 592-6621
                           Attention: General Counsel

               (c) if given to the Guarantee Trustee, at the address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantee Trustee may give by notice to the Guarantor and the Holders:

                           Wilmington Trust Company
                           Rodney Square North, 1100 North Market Street Wilmington, Delaware 19890-0001
                           Facsimile No.: (302) 636-4140
                           Attention: Corporate Capital Markets

               (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 8.4 Benefit.

          This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

          SECTION 8.5 Governing Law.

          This Guarantee Agreement and the rights and obligations of each party hereto, shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

          SECTION 8.6 Submission to Jurisdiction.

          ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS GUARANTEE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS GUARANTEE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE AGREEMENT.

          SECTION 8.7 Counterparts; Facsimile.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Guarantee Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

          IN WITNESS WHEREOF, the undersigned have executed this Guarantee Agreement as of the date first above written.


                                       FIRST BANKS, INC.


                                       By:  /s/ Terrance M. McCarthy
                                           ------------------------------------
                                                Terrance M. McCarthy
                                                Senior Executive Vice President
                                                and Chief Operating Officer


                                       WILMINGTON TRUST COMPANY, not in its
                                       individual  capacity, but  solely as
                                       Guarantee Trustee


                                       By:  /s/ W. Thomas Morris II
                                           -------------------------------------
                                           Name:   W. Thomas Morris II
                                           Title:  Assistant Vice President